EXHIBIT 1.1

$200,000,000

9 1/2% SENIOR SUBORDINATED NOTES DUE 2013

LODGENET ENTERTAINMENT CORPORATION

UNDERWRITING AGREEMENT

June 13, 2003

BEAR, STEARNS & CO. INC.
UBS SECURITIES LLC
CIBC WORLD MARKETS CORP.
      as Representatives of the
      several Underwriters named
      in Schedule I attached hereto
c/o Bear, Stearns & Co. Inc.
383 Madison Avenue
New York, New York 10179

Ladies and Gentlemen:

     LodgeNet Entertainment Corporation, a corporation organized and existing under the laws of Delaware (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of $200,000,000 principal amount of the Company’s 9 1/2% Senior Subordinated Notes due 2013 (the “Notes”). The Notes will be irrevocably and unconditionally guaranteed (the “Guarantees”) by the future domestic subsidiaries of the Company, if any (each, a “Guarantor” and, collectively, the “Guarantors”), and will be issued pursuant to the Base Indenture, as supplemented by the First Supplemental Indenture thereto (as so supplemented, the “Indenture”), each dated as of June 18, 2003, between the Company and HSBC Bank USA, as trustee (in such capacity, the “Trustee”). Bear, Stearns & Co. Inc. (“Bear Stearns”) is acting as lead manager in connection with the offering and sale of the Notes (the “Offering”).

     1.     Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the Underwriters that (as of the date hereof and as of the Closing Date):

          (a) The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-88958), filed on May 23, 2002, as amended by Amendment No. 1 thereto, filed on June 14, 2002, for the registration of the Company’s debt and other securities, as described therein, including the Notes, under the Securities Act of 1933, as amended (the “Securities Act”), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission (the “Rules and

Regulations”) under the Securities Act. Such registration statement, as so amended, has been declared effective by the Commission and copies have heretofore been delivered to the Underwriters. Such registration statement, as so amended, including all information, if any, deemed to be a part thereof pursuant to Rule 430A of the Rules and Regulations, is referred to herein as the “Registration Statement.” No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission. The Company will file the Prospectus (as defined below) with the Commission pursuant to Rule 424(b) of the Rules and Regulations. The base prospectus contained in the Registration Statement, at the time the Registration Statement was declared effective, as supplemented by the final prospectus supplement relating to the Offering, in the form in which it is to be filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, including documents incorporated or deemed to be incorporated therein, is hereinafter referred to as the “Prospectus,” except that if any revised prospectus or prospectus supplement shall be provided to the Underwriters by the Company for use in connection with the Offering which differs from the Prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 424(b) of the Rules and Regulations), the term “Prospectus” shall refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Underwriters for such use. Any preliminary prospectus supplement (and the related base prospectus) relating to the Offering filed with the Commission pursuant to Rule 424 of the Rules and Regulations is hereafter called the “Preliminary Prospectus.” Any reference herein to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3, which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the effective date of the Registration Statement or the date of the Prospectus, as the case may be, and any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include (i) the filing of any document under the Exchange Act after the effective date of the Registration Statement, the date of such Preliminary Prospectus or the date of the Prospectus, as the case may be, which is incorporated therein by reference and (ii) any such document so filed; provided, however, that any supplement to the Prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations with respect to an offering of securities of the Company other than the Notes shall not be deemed to be a supplement to, or a part of, the Prospectus. All references in this Agreement to the Registration Statement, a Preliminary Prospectus and the Prospectus, or any amendments or supplements to any of the foregoing, shall be deemed to include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

          (b) At the time of the effectiveness of the Registration Statement or the effectiveness of any post-effective amendment to the Registration Statement, when the Prospectus is first filed with the Commission pursuant to Rule 424(b) or Rule 434 of the Rules and Regulations, when any related supplement to or amendment of the Prospectus was or is filed with the Commission, when any document filed under the Exchange Act, which is incorporated or deemed incorporated in the Registration Statement or the Prospectus, is filed and at the Closing Date (as hereinafter defined), the Registration Statement and the Prospectus and any amendments thereof and related supplements thereto complied or will comply, as the case may be, in all material respects with the applicable provisions of the Securities Act and the Rules and

Regulations thereunder and the Exchange Act and the Rules and Regulations thereunder and did not and will not contain an untrue statement of a material fact and did not and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein (i) in the case of the Registration Statement, not misleading and (ii) in the case of the Prospectus, or the Preliminary Prospectus, if any, in light of the circumstances under which they were made, not misleading. When a related Preliminary Prospectus, if any, was first filed with the Commission (whether filed as part of the Registration Statement or any amendment thereto or pursuant to Rule 424(a) of the Rules and Regulations under the Securities Act) and when any amendment thereof or supplement thereto was first filed with the Commission, such Preliminary Prospectus, if any, and any amendments thereof and supplements thereto complied in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the respective Rules and Regulations thereunder and did not contain an untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No representation and warranty is made in this subsection (b), however, with respect to any information contained in or omitted from the Registration Statement or the Prospectus or related Preliminary Prospectus, if any, or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter specifically for use therein. The parties acknowledge and agree that such information provided on or on behalf of any Underwriter consists solely of the material included in the second to the last full sentence on the cover page, the fifth paragraph and the first four sentences of the seventh paragraph under the caption “Underwriting” in the prospectus supplement portion of the Prospectus (“Underwriters Information”). If Rule 434 of the Rules and Regulations (“Rule 434”) is used, the Company will comply with the requirements of Rule 434 and the Prospectus shall not be “materially different,” as such term is used in Rule 434, from the Prospectus included in the Registration Statement at the time it became effective.

          (c) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as set forth in or incorporated by reference into the Registration Statement and the Prospectus, the Company has not paid any dividends on its capital stock and there has been no material adverse change or any development involving a prospective material adverse change, whether or not arising from transactions in the ordinary course of business, in or affecting (i) the business, assets, properties, financial condition, results of operations, stockholders’ equity or prospects of the Company and its subsidiaries listed on Exhibit A hereto (the “Subsidiaries”), taken as a whole (ii) the long-term debt or capital stock of the Company or any of the Subsidiaries or (iii) the Offering, or consummation of any of the other transactions contemplated by this Agreement, the Registration Statement and the Prospectus (a “Material Adverse Change”). Since the date of the latest balance sheet presented in or incorporated by reference into the Registration Statement and the Prospectus, neither the Company nor any of the Subsidiaries has incurred or undertaken any liabilities or obligations, direct or contingent, or entered into any transactions, which are material to the Company and the Subsidiaries taken as a whole, except for liabilities or obligations which are reflected in or incorporated by reference into the Registration Statement and the Prospectus.

          (d) The conditions for use of Form S-3, as set forth in the General Instructions thereto, have been satisfied.

          (e) The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the Rules and Regulations thereunder, and, when read together with the other information in the Prospectus, at the time the Registration Statement and any amendments thereto became effective and at the Closing Date (as defined in Section 2 below), did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (f) Each of the Company and the Subsidiaries has been duly organized and validly exists as a corporation, partnership or limited liability company in good standing under the laws of its jurisdiction of organization. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation, partnership or limited liability company in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which could not reasonably be expected to (individually or when aggregated with other such instances) have a material adverse effect on (i) the business, assets, properties, financial condition, results of operations, stockholders’ equity or prospects of the Company and the Subsidiaries taken as a whole; (ii) the long-term debt or capital stock of the Company or any of the Subsidiaries; or (iii) the Offering or consummation of any of the other transactions contemplated by this Agreement, the Registration Statement as it relates to the Offering (including, without limitation, the description of the use of proceeds from the Offering) and the Prospectus (a “Material Adverse Effect”). Each of the Company and the Subsidiaries has all requisite power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits (collectively, the “Consents”) of and from all public, regulatory or governmental agencies and bodies and third parties, foreign and domestic, to own, lease and operate its properties and conduct its business as it is now being conducted and as described in the Registration Statement and the Prospectus, and each such Consent is valid and in full force and effect, and neither the Company nor any of the Subsidiaries has received notice of any investigation or proceedings which could reasonably be expected to result in the revocation of any such Consent. Each of the Company and the Subsidiaries is in compliance with all applicable laws, rules, regulations, ordinances and directives, except where failure to be in compliance could not reasonably be expected to have a Material Adverse Effect.

          (g) The Subsidiaries are the only subsidiaries of the Company within the meaning of Rule 405 under the Securities Act. Except for the Subsidiaries and the Company’s equity ownership in PointOne Technologies, LLC as described in the Prospectus, the Company owns no ownership or other beneficial interest, directly or indirectly, in any corporation, partnership, joint venture or other business entity (other than certain interests in publicly traded shares of common stock that do not represent more than 1% of the outstanding voting shares of such entities). All of the issued shares of capital stock of or other ownership interest in the Subsidiaries have been duly and validly authorized and issued and are fully paid and non-assessable and, in the case of the Subsidiaries other than InnMedia LLC, are owned directly or indirectly by the Company free and clear of all security interests, liens, encumbrances, equities or claims. Securities representing 47.5% of the equity of InnMedia LLC are owned by the Company free and clear of all security interests, liens, encumbrances, equities or claims.

          (h) This Agreement and the transactions contemplated by this Agreement, the Registration Statement and the Prospectus have been duly and validly authorized by the Company and this Agreement has been duly and validly executed and delivered by the Company and is a valid and binding agreement of the Company enforceable in accordance with its terms except as (i) rights to indemnity and contribution hereunder may be limited by applicable law, (ii) the enforceability hereof may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally, (iii) it may be limited by equitable principles of general applicability (whether considered in a proceeding in equity or at law) and (iv) requirements of reasonableness, good faith and fair dealing.

          (i) The Notes have been duly and validly authorized by the Company for issuance and sale pursuant to this Agreement, each Guarantee, if any, will be duly and validly authorized by the Guarantor to which it relates and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to the Underwriters against payment therefor as provided by this Agreement, the Notes and any Guarantees will be entitled to the benefits of the Indenture, and will be valid and binding obligations of the Company and the Guarantors, respectively, enforceable in accordance with their terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally, (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability (whether considered in a proceeding in equity or at law) and (iii) requirements of reasonableness, good faith and fair dealing.

          (j) The Indenture has been duly and validly authorized and duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and, as of the Closing Date, will be duly and validly executed and delivered by the Company; and, assuming the due authorization, execution and delivery thereof by the Trustee, be a valid and binding agreement of the Company and a valid and binding agreement of the Guarantors, if any, enforceable in accordance with its terms except as (i) the enforceability hereof may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally, (ii) it may be limited by equitable principles of general applicability (whether considered in a proceeding in equity or at law) and (iii) requirements of reasonableness, good faith and fair dealing. The Indenture conforms and any amendment or supplement thereto will conform with the requirements of the Trust Indenture Act.

          (k) The Notes conform and the Guarantees, if any, will conform in all material respects as to legal matters to the description thereof contained in the Prospectus.

          (l) Neither the Company nor any of its subsidiaries (i) is in violation of its charter or by-laws, (ii) is in default (and no event has occurred which, with notice or lapse of time or both, would constitute such a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) is in violation in any respect of any statute or any judgment, decree, order, rule or regulation of any court or governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except, in cases (ii) and (iii), where any violation or default could not reasonably be expected to have a Material Adverse Effect.

          (m) The execution, delivery, and performance of this Agreement, the Indenture and the Notes and compliance by the Company with all the provisions hereof and thereof, as the case may be, and the consummation of the transactions contemplated hereby and thereby and by the Registration Statement as it relates to the Offering (including, without limitation, the description of the use of proceeds from the Offering) and the Prospectus, do not and will not (i) conflict with, require consent under or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement, instrument, franchise, license or permit to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or their respective properties, operations or assets may be bound or (ii) violate or conflict with any provision of the certificate or articles of incorporation, by-laws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents of the Company or any of the Subsidiaries or any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body, domestic or foreign, having jurisdiction over the Company or any of the Subsidiaries or any of their respective properties, operations or assets except, in cases (i) and (ii) (other than in relation to the certificate or articles of incorporation, by-laws or other organizational documents), where such required consent has been obtained or where such conflict, required consent, default or violation could not reasonably be expected to have a Material Adverse Effect. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body, domestic or foreign, having jurisdiction over the Company or any of the Subsidiaries or any of their respective properties, operations or assets, or any third party, is required for the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated by this Agreement, the Indenture and the Notes, the Registration Statement as it relates to the Offering (including, without limitation, the description of the use of proceeds from the Offering) and the Prospectus, including the issuance, sale and delivery of the Notes to be issued, sold and delivered hereunder, except the registration under the Securities Act of the Notes and such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Notes by the Underwriters, each of which has been obtained.

          (n) Except as set forth in the Registration Statement and the Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Company, threatened against or affecting the Company or any of the Subsidiaries, which could, singly or in the aggregate, be reasonably expect to have a Material Adverse Effect or which would materially and adversely affect the consummation of this Agreement, the Indenture or the Notes or the performance by the Company of the transactions contemplated by the Registration Statement, the Prospectus, the

Agreement, the Indenture and the Notes; all pending legal or governmental proceedings to which the Company or any of the Subsidiaries is a party or of which any of their respective properties or assets is the subject which are not specifically described in or incorporated by reference in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material to the condition, financial or otherwise, or to the results of operations, business or prospects of the Company and the Subsidiaries considered as one enterprise; and there have been no material developments with respect to any action, suit or proceeding, whether or not such action, suit or proceeding is described in or incorporated by reference in the Registration Statement and the Prospectus, which, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          (o) There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company is or may be liable) upon any other property now or previously owned or leased by the Company or any of the Subsidiaries, or upon any other property, which would be a violation of any statute or any ordinance, rule, regulation, order, judgment, decree or permit or which would, under any statute or any ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability which, individually or in the aggregate with all such violations and liabilities, could not reasonably be expected to have a Material Adverse Effect. There has been no disposal discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company or any of the Subsidiaries has knowledge, except as could not reasonably be expected to have a Material Adverse Effect. The Company has not agreed to assume, undertake or provide indemnification for any liability of any other person under any environmental law or regulation, including any obligation for cleanup or remedial action, except as could not reasonably be expected to have a Material Adverse Effect.

          (p) The Company and the Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, which, when considered individually or in the aggregate, are material to the business or operations of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Registration Statement and the Prospectus or such as do not (individually or in the aggregate) materially affect the value of such property or interfere with the use made or proposed to be made of such property by the Company and the Subsidiaries; and any real property and buildings held under lease or sublease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and the Subsidiaries. Neither the Company nor any of the Subsidiaries has received any notice of any claim adverse to its ownership of any real or personal property or of any claim against the continued possession of any real property, whether owned or held under lease or sublease by the Company or any of the Subsidiaries, which could reasonably be expected to result in a Material Adverse Effect.

          (q) The Company and each of the Subsidiaries maintains, with insurers of recognized standing, reasonably adequate insurance against property and casualty loss, general liability, business interruption and such other losses and risks, in each case, in such amounts as are prudent and customary in the business in which they are engaged.

          (r) Arthur Andersen LLP, who certified certain consolidated financial statements and supporting schedules of the Company, were, during the periods in which they certified such consolidated financial statements and supporting schedules of the Company, independent public accountants as required by the Securities Act, the Exchange Act and the respective Rules and Regulations thereunder.

          (s) PricewaterhouseCoopers LLP, who are the current auditors of the Company are independent public accountants as required by the Securities Act, the Exchange Act and the respective Rules and Regulations thereunder.

          (t) The financial statements, including the notes thereto, and the supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus present fairly the financial position as of the dates indicated and the cash flows and results of operations for the periods specified of the Company and its consolidated subsidiaries; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods covered and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein. Except for non-GAAP financial measures (as such term is defined in Item 10(e) of Regulation S-K of the Rules and Regulations) and non-financial operating data, the other financial and statistical information and data included in the Registration Statement and the Prospectus present fairly the information included therein and have been prepared on a basis consistent with that of the financial statements that are included or incorporated by reference in the Registration Statement and the Prospectus and the books and records of the respective entities presented therein. The non-GAAP financial measures and non-financial operating data included or incorporated by reference in the Registration Statement and Prospectus have been derived from, and are consistent with, the books and records of the Company and its subsidiaries.

          (u) Based on the knowledge of the chief executive officer and chief financial officer of the Company, (i) the Annual Report on Form 10-K for the year ended December 31, 2002 (the “2002 10-K”) and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 (the “2003 Q-1 10-Q”), fully comply with the requirements of Section 13(a) or 15(d) of the Exchange Act; and (ii) the information contained in the 2002 10-K and the 2003 Q-1 10-Q fairly present, in all material respects, the financial condition and results of operations of the Company as of the date of filing with the Commission.

          (v) There are no pro forma or as adjusted financial statements which are required to be included in the Registration Statement and Prospectus in accordance with Regulation S-X.

          (w) The transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Notes) will not violate or result in a violation of Section 7 of the Exchange Act, or any Rules and Regulations promulgated thereunder, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System.

          (x) Neither the Company nor any of its affiliates does business with the Government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes (Chapter 92 128, Laws of Florida).

          (y) The Company had, as of the date of the Prospectus, an authorized, issued and outstanding capitalization as set forth in the Prospectus and has, as of the date of this Agreement, an authorized capitalization of 50,000,000 shares of common stock, 12,431,249 of which were issued and outstanding as of May 30, 2003. All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of or subject to any preemptive rights.

          (z) There are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments for sale or liens related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of, or other ownership interest in, the Company or any wholly-owned subsidiary, except as otherwise disclosed (or incorporated by reference) in the Prospectus or such as are not material to the business, assets, properties, financial condition, results of operations, stockholders’ equity or prospects of the Company and its subsidiaries, taken as a whole.

          (aa) No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, stockholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Securities Act, the Exchange Act or the Rules and Regulations to be described in the Registration Statement or the Prospectus which is not so described or is not described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the Registration Statement and the Prospectus. The Company has not, in violation of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), directly or indirectly, including through a Subsidiary, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of the Company.

          (bb) The Company is in compliance in all material respects with applicable provisions of the Sarbanes-Oxley Act that are effective and is actively taking steps to ensure that it will be in material compliance with other applicable provisions of the Sarbanes-Oxley Act upon the effectiveness of such provisions.

          (cc) No labor disturbance by the employees of the Company or any of the Subsidiaries exists or, to Company’s knowledge, is imminent and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any Subsidiary’s principal suppliers, manufacturers’, customers or contractors, which, in either case, could reasonably be expected to have a Material Adverse Effect.

          (dd) Except as disclosed in the Registration Statement and the Prospectus, there are no outstanding guarantees or other contingent obligations of the Company or any Subsidiary that could reasonably be expected to have a Material Adverse Effect.

          (ee) The chief executive officer and chief financial officer of the Company are responsible for establishing and maintaining disclosure controls and procedures (as defined in Rules 13a-14 and 15d-14 of the Rules and Regulations under the Exchange Act) for the Company and have (i) designed such disclosure controls and procedures to ensure that material information relating to the Company and its subsidiaries is made known to the chief executive officer and chief financial officer by others within the Company and its subsidiaries, (ii) evaluated the effectiveness of the of the Company’s disclosure controls and procedures as of a date (each, the “Evaluation Date”) within 90 days prior to the filing of each of the 2002 10-K and the 2003 Q-1 10-Q, and (iii) presented in the 2002 10-K and 2003 Q-1 10-Q their conclusions about the effectiveness of the disclosure controls and procedures based on their evaluation as of the relevant Evaluation Date. The chief executive officer and chief financial officer of the Company have disclosed, based upon their evaluation as of the relevant Evaluation Date, to the Company’s auditors and the Audit Committee of the Company’s Board of Directors (i) all significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data and have identified for the Company’s auditors any material weaknesses in internal controls, and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal controls. The chief executive officer and chief financial officer have indicated in the 2002 10-K and the 2003 Q-1 10-Q whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the relevant Evaluation Date, including any corrective actions with regard to significant deficiencies and material weaknesses.

          (ff) The Company and each of the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (gg) Each of the Company and the Subsidiaries has accurately prepared, in all material respects, and timely filed all federal, state and other tax returns that are required to be filed by it and has paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, including without limitation, all sales and use taxes and all taxes which the Company and each of the Subsidiaries is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return). No material deficiency assessment with respect to a proposed adjustment of the Company’s or any of the Subsidiaries’ federal, state, or other taxes is pending or, to the Company’s knowledge, threatened. There is no tax lien, whether imposed by any federal, state or other taxing authority, outstanding against the assets, properties or business of the Company or any of the Subsidiaries, other than liens that arise in the ordinary course for taxes which are not yet due and payable.

          (hh) The Company and each of the Subsidiaries own or possess adequate right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, formulae, customer lists, and know-how and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as being conducted and as described in the Registration Statement and Prospectus (the “Intellectual Property”) and have no reason to believe that the conduct of their respective businesses does or will conflict with, and have not received any notice of any claim of conflict with, any such right of others except such as could not reasonably be expected to have a Material Adverse Effect. To the Company’s knowledge, all material technical information developed by and belonging to the Company which has not been patented has been kept confidential. Other than as described in the Registration Statement and Prospectus, neither the Company nor any of the Subsidiaries has granted or assigned to any other person or entity any right to manufacture, have manufactured, assemble or sell the current products and services of the Company or those products and services described in the Registration Statement and Prospectus. To the Company’s knowledge, there is no infringement by third parties of any such Intellectual Property; there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s or any of the Subsidiaries’ rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim.

          (ii) No Restricted Subsidiary (as defined in the Indenture) of the Company is prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Restricted Subsidiary’s capital stock, from repaying to the Company any loan or advances to such Restricted Subsidiary from the Company or from transferring any of such Restricted Subsidiary’s property or assets to the Company or any other Restricted Subsidiary of the Company, except as described in or contemplated by the Prospectus.

          (jj) Neither the Company nor any of the Subsidiaries intends, or intends to permit any of its respective subsidiaries, to incur debts beyond its ability to pay such debts as they mature, taking into account the timing and the amounts of cash to be received by the Company or any of the Subsidiaries and the timing and the amounts of cash to be payable on or in respect of the Company’s indebtedness or the indebtedness of each subsidiary.

          (kk) Except as have been irrevocably waived in writing, no holder of securities of the Company has any rights to the registration of securities of the Company because of the filing of the Registration Statement (other than the 2,930,001 shares of Common Stock of the Company registered for resale thereunder) or otherwise in connection with the sale of the Notes contemplated hereby.

          (ll) The Company is not, nor upon consummation of the transactions contemplated under this Agreement and the Indenture, will be, an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), or be subject to registration under the Investment Company Act.

          (mm) As of the Closing Date, there will be no contracts or other documents that are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations that have not been so described or filed.

          (nn) The statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

          (oo) The Company and the Subsidiaries have complied in all material respects with the requirement under applicable federal laws regulating cable operations that “private cable” operators not use closed transmission paths to cross public rights-of-way.

          (pp) Neither the Company, any of the Subsidiaries nor, to the Company’s knowledge, any of its employees or agents has at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or of any jurisdiction thereof.

          (qq) No “prohibited transaction” (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)), or “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan which could reasonably be expected to have a Material Adverse Effect; each employee benefit plan is in compliance in all material respects with applicable law, including ERISA and the Code; the Company has not incurred and does not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from any “pension plan”; and each “pension plan” (as defined in ERISA) for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification.

          (rr) The Company has complied in all material respects with and continues to be in compliance in all material respects with the applicable provisions of the Securities Act, the Exchange Act, the Trust Indenture Act and the respective Rules and Regulations thereunder, in connection with the tender offer and consent solicitation contemplated by that certain Dealer Manager Agreement, dated June 3, 2003, between the Company and Bear Stearns (the “Dealer-Manager Agreement”).

          (ss) The aggregate market value of the shares of the Company’s voting stock held by non-affiliates of the Company was in excess of $100,000,000 on May 15, 2003 and the Company has had an annual trading volume of 3 million shares or more (based on the volume of shares traded in the continuous 12-month period ended June 2, 2003).

          (tt) Nothing has come to the Company’s attention that could reasonably be expected to cause either Standard & Poor’s Corporation (“S&P”) or Moody’s Investors Service, Inc. (“MOODY’S”) to downgrade its respective credit rating on the Company’s outstanding senior subordinated debt, including for this purpose, the issuance of the Notes.

     2.     Purchase, Sale and Delivery of the Notes.

          (a) On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters and the Underwriters, severally and not jointly, agree to purchase from the Company, the aggregate principal amount of the Notes set forth opposite the name of such Underwriter on Schedule I hereto, at the purchase price set forth opposite the name of such Underwriter on Schedule I hereto.

          (b) Payment of the purchase price for the Notes shall be made by wire transfer in Federal (same day) funds upon delivery of certificates for the Notes in book-entry form through the facilities of The Depository Trust Company (“DTC”), New York, New York, at 10:00 A.M., New York City time, on the third or fourth business day (as permitted under Rule 15c6-1 under the Exchange Act) (unless postponed in accordance with the provisions of Section 9 hereof) following the date hereof or such other time not later than ten business days after such date as shall be agreed upon by Bear Stearns and the Company (such time and date of payment and delivery being herein called the “Closing Date”). Delivery of the documents required by Section 6 of this Agreement with respect to the Notes shall be made on the Closing Date at the office of Gibson, Dunn & Crutcher LLP, 333 South Grand Avenue, Los Angeles, California 90071 (“Underwriters’ Counsel”), or at such other place as shall be agreed upon by Bear Stearns and the Company.

          (c) Payment for the Notes shall be made to or upon the order of the Company of the purchase price by wire transfer in Federal (same day) funds to the Company or as directed by the Company upon delivery of one or more definitive global certificates for the Notes registered in the name of “Cede & Co.,” as nominee for DTC, for the account of Bear Stearns through DTC for further credit to the respective accounts of the several Underwriters against receipt therefor signed by you or on your behalf. The Company will permit Bear Stearns to examine such certificates at least one full business day prior to the Closing Date. It is understood that each Underwriter has authorized Bear Stearns to execute this Agreement on its behalf and, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Notes which it has agreed to purchase.

     3.     Offering. Upon the Company’s authorization of the release of the Notes, the Underwriters propose to offer the Notes for sale to the public upon the terms and conditions set forth in the Prospectus.

     4.     Covenants of the Company. The Company covenants and agrees with each of the Underwriters that:

          (a) The Registration Statement and any amendments thereto have been declared effective, and if Rule 430A is used or the filing of the Prospectus is otherwise required under

Rule 424(b) or Rule 434, the Company will file the Prospectus (properly completed if Rule 430A has been used) pursuant to Rule 424(b) within the prescribed time period and will provide evidence satisfactory to you of such timely filing. If the Company elects to rely on Rule 434, the Company will prepare and file a term sheet that complies with the requirements of Rule 434.

          The Company will promptly notify you (and, if requested by you, will confirm such notice in writing) (i) when the Registration Statement and any amendments thereto become effective, (ii) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information, (iii) of the Company’s intention to file or prepare any supplement, revision or amendment to the Registration Statement or the Prospectus, (iv) of the mailing or the delivery to the Commission for filing of any amendment of or supplement to the Registration Statement or the Prospectus, including but not limited to a filing required under Rule 462(b) under the Securities Act, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of the initiation, or the threatening, of any proceedings therefor, it being understood that the Company shall use its best efforts to avoid the issuance of any such stop order, (vi) of the receipt of any comments from the Commission and (vii) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose, of which the Company shall have received written notice or otherwise have knowledge prior to the completion of the distribution of the Notes. If the Commission shall propose or enter a stop order at any time, the Company will make every reasonable effort to prevent the issuance of any such stop order and, if issued, to obtain the lifting of such order as soon as possible. The Company will not file, before or after the effective date of the Registration Statement and until the end of such period as the Prospectus is required to be delivered in connection with sales of the Notes by an Underwriter or dealer, any amendment to the Registration Statement or any amendment of or supplement to the Prospectus (including the prospectus required to be filed pursuant to Rule 424(b) or Rule 434) that differs from the prospectus on file at the time of the effectiveness of the Registration Statement or file any document under the Exchange Act if such document would be deemed to be incorporated by reference into the Prospectus to which you shall object in writing after being timely furnished in advance a copy thereof. The Company will provide you with copies of all such amendments, filings and other documents a sufficient time prior to any filing or other publication thereof to permit you a reasonable opportunity to review and comment thereon.

          (b) The Company shall comply with the Securities Act and the Exchange Act to permit completion of the distribution as contemplated in this Agreement, the Registration Statement and the Prospectus. If at any time when a prospectus relating to the Notes is required to be delivered under the Securities Act or the Exchange Act in connection with the sales of Notes, any event shall have occurred as a result of which the Prospectus as then amended or supplemented would, in the judgment of the Underwriters or the Company, include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances existing at the time of delivery to the purchaser, not misleading, or if to comply with the Securities Act, the Exchange Act or the Rules and Regulations it shall be necessary at any time to amend or supplement the Prospectus or Registration Statement, or to file any document incorporated by reference in the Registration Statement or the Prospectus or in any amendment thereof or supplement thereto, the

Company will notify you promptly and prepare and file with the Commission, subject to the second paragraph of Section 4(a) hereof, an appropriate amendment or supplement (in form and substance satisfactory to you) which will correct such statement or omission or which will effect such compliance and will use its best efforts to have any amendment to the Registration Statement declared effective as soon as possible.

          (c) The Company will promptly deliver to each of you and Underwriters’ Counsel a signed copy of the Registration Statement, as initially filed and all amendments thereto, including all consents and exhibits filed therewith, and will maintain in the Company’s files manually signed copies of such documents for at least five years after the date of filing. The Company will promptly deliver to each of the Underwriters such number of copies of any Preliminary Prospectus, the Prospectus, the Registration Statement, all amendments of and supplements to such documents, if any, all documents incorporated by reference in the Registration Statement and Prospectus or any amendment thereof or supplement thereto, as you may reasonably request. Prior to 10:00 A.M., New York time, or on the business day next succeeding the date of this Agreement and from time to time thereafter the Company will furnish the Underwriters with copies of the Prospectus in New York City in such quantities as you may reasonably request.

          (d) The Company will use its best efforts, in cooperation with you, at or prior to the date of the Prospectus, to qualify the Notes for offering and sale under the securities or blue sky laws of such jurisdictions, domestic or foreign, as you may designate and to maintain such qualification in effect for so long as required for the distribution thereof; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process where it is not already so subject.

          (e) The Company will make generally available to its security holders and to the Underwriters as soon as practicable, but in any event not later than 45 days after the end of the fiscal quarter in which the first anniversary date of the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act) occurs, an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations thereunder (including, at the option of the Company, Rule 158).

          (f) During the period of five years from the effective date of the Registration Statement, and so long as any Notes are outstanding or as the Indenture so requires, the Company will furnish to you copies of all reports or other communications (financial or other) furnished to security holders or from time to time published or publicly disseminated by the Company, and will deliver to you (i) as soon as they are available, copies of any reports, financial statements and proxy or information statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial information to be on a consolidated basis to the extent the accounts of the Company and the Subsidiaries are consolidated in reports furnished to its security holders generally or to the Commission).

          (g) During the period from the date hereof until the earlier of (i) the termination of trading restrictions on the Notes, as determined by the Underwriters and (ii) 45 calendar days after the Closing Date, the Company shall not offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or warrants to purchase debt securities of the Company substantially similar to the Notes (other than the Notes and commercial papers issued in the ordinary course of business), without Bear Stearn’s prior written consent.

          (h) The Company will apply the net proceeds from the sale of the Notes as set forth under “Use of Proceeds” in the Prospectus and will deposit any proceeds not used to repurchase the Company’s 10¼% Senior Notes due 2006 (the “10¼% Senior Notes”) tendered in the tender offer contemplated by the Dealer Manager Agreement, but needed to redeem the Company’s remaining outstanding 10¼% Senior Notes, if any, with HSBC Bank USA (formerly known as Marine Midland Bank) (“HSBC”), as trustee under the indenture dated as of December 19, 1996, as amended by the first supplemental indenture dated as of October 15, 1998, between the Company and HSBC, immediately upon receipt, with irrevocable instructions to use such funds to redeem the remaining outstanding 10¼% Senior Notes, if any, notice of which redemption the Company intends to give no later than June 27, 2003.

          (i) The Company will use its best efforts to do or perform, or cause to be done or performed, all things required or necessary to be done and performed under this Agreement by the Company prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Notes.

          (j) The Company will use its best efforts in cooperation with the Underwriters to permit the Notes to be eligible for clearance and settlement through the facilities of DTC.

          (k) During the period from the date hereof to and including the Closing Date, the Company will conduct its business in the ordinary and regular course consistent with past practice.

          (l) The Company has not and will not (and has not permitted its affiliates to, and will cause its affiliates not to) take, directly or indirectly, any action which is designed to or which constitutes or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes and neither the Company nor any of its affiliated purchasers (as defined in Rule 100 of Regulation M under the Exchange Act) will take any action prohibited by Regulation M under the Exchange Act; provided, however, that no representation is made herein as to the activities of any Underwriter.

          (m) The Company, during the period when the Prospectus is required to be delivered under the Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act within the time periods required by the Exchange Act and the rules and regulations thereunder.

     5.     Payment of Expenses. Whether or not the transactions contemplated in this Agreement, the Registration Statement and the Prospectus are consummated or this Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the performance of the obligations of the Company hereunder, including the following: (i) all expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and any and all amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Notes under the Act and the Offering; (iii) the cost of producing this Agreement and any agreement among Underwriters, blue sky survey, closing documents and other instruments, agreements or documents (including any compilations thereof) in connection with the Offering; (iv) all expenses in connection with the qualification of the Notes for offering and sale under state securities laws as provided in Section 4(d) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with any blue sky survey; (v) all fees and expenses in connection with the inclusion of the Notes in the book-entry system of DTC; (vi) all travel expenses of the Company’s officers and employees and any other expense of the Company incurred in connection with attending or hosting meetings with prospective purchasers of the Notes; (vii) fees paid to rating agencies in connection with the Notes and (viii) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters and the in connection with, securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Notes. The Company also will pay or cause to be paid: (i) the cost of preparing certificates for the Notes; (ii) the cost and charges of any transfer agent or registrar; and (iii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 5. It is understood, however, that except as provided in this Section, and Sections 7, 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses. Notwithstanding anything to the contrary in this Section 5, in the event that this Agreement is terminated pursuant to Section 6 or 11(b) hereof, or subsequent to a Material Adverse Change, the Company will pay all reasonable out-of pocket expenses of the Underwriters (including but not limited to reasonable fees and disbursements of counsel to the Underwriters) incurred in connection herewith.

     6.     Conditions of Underwriters’ Obligations. The obligations of the Underwriters to purchase and pay for the Notes, as provided herein, shall be subject to the accuracy of the representations and warranties of the Company herein contained, as of the date hereof and as of the Closing Date, to the absence from any certificates, opinions, written statements or letters furnished to you or to Underwriters’ Counsel pursuant to this Section 6 of any misstatement or omission, to the performance by the Company of its obligations hereunder, and to each of the following conditions:

          (a) The Registration Statement shall have become, and shall remain, effective on the date of this Agreement and through the Closing Date; the Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 4(a) hereof and a form of the Prospectus containing information relating to the description of the Notes and the method of distribution and similar matters shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period; and, at or prior to the Closing Date no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof shall have been issued and no proceedings therefor shall have been initiated or threatened by the Commission.

          (b) All the representations and warranties of the Company contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.

          (c) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have been any downgrading, nor shall any notice have been given of any intended or potential downgrading in the rating accorded any of the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, or any public announcement that any such organization has under surveillance or review its rating of any such securities (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading of such rating).

          (d) At the Closing Date you shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company, dated the Closing Date to the effect that (i) the condition set forth in subsection (a) of this Section 6 has been satisfied, (ii) as of the date hereof and as of the Closing Date, the representations and warranties of the Company set forth in Section 1 hereof are accurate, (iii) as of the Closing Date all agreements, conditions and obligations of the Company to be performed or complied with hereunder on or prior thereto have been duly performed or complied with, in all material respects, (iv) the Company and the Subsidiaries have not sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, (v) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof has been issued and no proceedings therefor have been initiated or threatened by the Commission and (vi) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus there has not been any material adverse change or any development involving a prospective material adverse change, whether or not arising from transactions in the ordinary course of business, in or affecting (x) the business, assets, properties, financial condition, results of operations, stockholders’ equity or prospects of the Company and its subsidiaries, taken as a whole; (y) the long-term debt or capital stock of the Company or any of its subsidiaries; or (z) the Offering or consummation of any of the other transactions contemplated by this Agreement, the Registration Statement and the Prospectus.

          (e) At the Closing Date you shall have received the favorable written opinion of Pillsbury Winthrop LLP, counsel for the Company, dated the Closing Date, addressed to the Underwriters in the form attached hereto as Annex I and in form and substance reasonably satisfactory to the Underwriters.

          (f) At the Closing Date you shall have received the favorable written opinion of Leonard, Street and Deinard Professional Association, special regulatory counsel for the Company, dated the Closing Date, addressed to the Underwriters in the form attached hereto as Annex II and in form and substance reasonably satisfactory to the Underwriters.

          (g) At the Closing Date you shall have received the favorable written opinion of Daniel Johnson, the Company’s general counsel, dated the Closing Date, addressed to the Underwriters in the form attached hereto as Annex III and in form and substance reasonably satisfactory to the Underwriters.

          (h) At the Closing Date you shall have received the favorable written opinion of Baker & Company, Canadian local counsel for the Company, dated the Closing Date, addressed to the Underwriters in the form attached hereto as Annex IV and in form and substance reasonably satisfactory to the Underwriters.

          (i) All proceedings taken in connection with the sale of the Notes as herein contemplated shall be satisfactory in form and substance to you and to Underwriters’ Counsel, and the Underwriters shall have received from Underwriters’ Counsel a favorable written opinion, dated as of the Closing Date, with respect to the issuance and sale of the Notes, the Registration Statement and the Prospectus and such other related matters as you may require, and the Company shall have furnished to Underwriters’ Counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

          (j) At the time this Agreement is executed and at the Closing Date, you shall have received a comfort letter, from PricewaterhouseCoopers LLP, independent public accountants for the Company, dated, respectively, as of the date of this Agreement and as of the Closing Date addressed to the Underwriters and in form and substance satisfactory to the Underwriters and Underwriters’ Counsel.

          (k) Subsequent to the execution and delivery of this Agreement or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been any change in the capital stock or long-term debt of the Company or any of the Subsidiaries or any change, or any development involving a prospective change, in or affecting the business, assets, properties, financial condition, results of operations or prospects of the Company and its subsidiaries taken as a whole or the effect of which, in any such case described above, is, in the judgment of the Underwriters, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Notes on the terms and in the manner contemplated in the Prospectus (exclusive of any supplement).

          (l) The Company shall have complied with the provisions of Section 4(c) hereof with respect to the furnishing of Prospectuses on the next business day succeeding the date of this Agreement.

          (m) On or prior to the Closing Date, DTC shall have accepted the Notes for clearance.

          (n) The Company shall have furnished the Underwriters and Underwriters’ Counsel with such other certificates, opinions or other documents as they may have reasonably requested.

          (o) On or prior to the Closing Date, the Company shall have obtained the consent of its senior lenders under that certain Credit Agreement, dated as of August 29, 2001, as amended, among the Company and various senior lenders, and entered into an amendment, in a form satisfactory to the Underwriters, in connection with the Offering and the transactions contemplated by the Registration Statement and the Prospectus.

     If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to you or to Underwriters’ Counsel pursuant to this Section 6 shall not be in all material respects reasonably satisfactory in form and substance to you and to Underwriters’ Counsel, all obligations of the Underwriters hereunder may be cancelled by you at, or at any time prior to, the Closing Date. Notice of such cancellation shall be given to the Company in writing, or by telephone. Any such telephone notice shall be confirmed promptly thereafter in writing.

     7.     Indemnification.

          (a) The Company shall indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or any amendment thereof, or any related Preliminary Prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through you expressly for use therein. The parties agree that such information provided by or on behalf of any Underwriter through you consists solely of the Underwriters Information. This indemnity agreement will be in addition to any liability which the Company may otherwise have, including but not limited to other liability under this Agreement.

          (b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or any amendment thereof, or any related Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through Bear Stearns specifically for use therein; provided, however, that in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares to be purchased by such Underwriter hereunder. The parties agree that such information provided by or on behalf of any Underwriter through you consists solely of the Underwriters Information. This indemnity will be in addition to any liability which any Underwriter may otherwise have, including but not limited to other liability under this Agreement.

          (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of any claims or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the claim or the commencement thereof (but the failure so to notify an indemnifying party shall not relieve the indemnifying party from any liability which it may have under this Section 7). In case any such claim or action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate, at its own expense in the defense of such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided however, that counsel to the indemnifying party shall not (except with the written consent of the indemnified party) also be counsel to the indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, (iii) the indemnifying party does not diligently defend the action after assumption of the defense, or (iv) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. No indemnifying party shall, without the prior written consent of the indemnified parties, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened claim, investigation, action or proceeding in respect of which indemnity or contribution may be or could have been sought by an indemnified party under this Section 7 or Section 8 hereof (whether or not the indemnified party is an actual or potential party thereto), unless (x) such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such claim, investigation, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or any failure to act, by or on behalf of the indemnified party, and (y) the indemnifying party confirms in writing its indemnification obligations hereunder with respect to such settlement, compromise or judgment.

     8.     Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 7 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company and the Underwriters shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company any contribution received by the Company from persons, other than the Underwriters, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to which the Company and one or more of the Underwriters may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the Offering or, if such allocation is not permitted by applicable law, in such proportion as are appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as (x) the total proceeds from the Offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company bears to (y) the underwriting discount or commissions received by Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and of the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 8, (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of the immediately preceding sentence. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8 or otherwise. The obligations of the Underwriters to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares to be purchased by each of the Underwriters hereunder and not joint.

     9.     Default by an Underwriter.

          (a) If one or more of the Underwriters shall fail at the Closing Date to purchase the Notes which it or they are obligated to purchase under this Agreement (the “Defaulted Notes”) and such Defaulted Notes do not exceed in the aggregate 10% of the aggregate principal amount of the Notes, then each non-defaulting Underwriter shall purchase an aggregate amount of the Defaulted Notes equal to the proportion that the aggregate principal amount of Notes to be purchased by such Underwriter as set forth opposite such Underwriter’s name on Schedule I hereto bears to the aggregate principal amount of Notes to be purchased by all non-defaulting Underwriters.

          (b) If the Defaulted Notes equal or exceed in the aggregate 10% of the aggregate principal amount of the Notes, Bear Stearns may in its discretion arrange for itself or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase such Defaulted Notes on the terms contained herein. In the event that within five calendar days after such a default Bear Stearns does not arrange for the purchase of the Defaulted Notes to which such default relates as provided in this Section 9, this Agreement shall thereupon terminate, without liability on the part of the Company with respect thereto (except in each case as provided in Sections 5, 7(a) and 8 hereof) or the Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of its or their liability, if any, to the other Underwriters and the Company for damages occasioned by its or their default hereunder.

          (c) In the event that the Defaulted Notes are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, Bear Stearns or the Company shall have the right to postpone the Closing Date for a period, not exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the reasonable opinion of Underwriters’ Counsel, may thereby be made necessary or advisable. The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 9 with like effect as if it had originally been a party to this Agreement with respect to such Defaulted Notes.

     10.     Survival of Representations and Agreements. All representations and warranties, covenants and agreements of the Underwriters and the Company contained in this Agreement or in certificates of officers of the Company or any Subsidiary submitted pursuant hereto, including the agreements contained in Section 5, the indemnity agreements contained in Section 7 and the contribution agreements contained in Section 8, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof or by or on behalf of the Company, any of its officers and directors or any controlling person thereof, and shall survive delivery of and payment for the Shares to and by the Underwriters. The representations contained in Section 1 and the agreements contained in Sections 5, 7, 8, 10 and 11 hereof shall survive any termination of this Agreement, including termination pursuant to Section 9 or 11 hereof.

     11.     Effective Date of Agreement; Termination.

          (a) This Agreement shall become effective upon the execution of this Agreement by you and the Company. Until this Agreement becomes effective as aforesaid, it may be terminated by the Company by notifying you or by you by notifying the Company. Notwithstanding the foregoing, the provisions of this Section 11 and of Sections 1, 5, 7, 8, 10 and 12-17 inclusive hereof shall at all times be in full force and effect.

          (b) You shall have the right to terminate this Agreement at any time prior to the Closing Date if: (A) any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, the market for the Company’s securities or securities in general; or (B) trading on the New York Stock Exchange, the Nasdaq market or the American Stock Exchange (each, an “Exchange”) shall have been suspended or been made subject to material limitations, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on such Exchange or by order of the Commission or any other governmental authority having jurisdiction; or (C) a banking moratorium has been declared by any state or federal authority or if any material disruption in commercial banking or securities settlement or clearance services shall have occurred; or (D) any downgrading shall have occurred in the Company’s corporate credit rating or the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act;) or if any such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities; or (E) (i) there shall have occurred any outbreak or escalation of hostilities or acts of terrorism involving the United States or there is a declaration of a national emergency or war by the United States or (ii) there shall have been any other calamity or crisis or any change in political, financial or economic conditions if the effect of any such event in (i) or (ii), in your sole judgment, makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Notes on the terms and in the manner contemplated by the Prospectus.

          (c) Any notice of termination pursuant to this Section 11 shall be in writing.

          (d) If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than pursuant to (i) notification by you as provided in Section 11(a) hereof or (ii) Section 9(b) hereof), or if the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by you, reimburse the Underwriters for all reasonable out-of-pocket expenses (including the reasonable fees and expenses of their counsel), incurred by the Underwriters in connection herewith.

     12.     Notices. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing, and:

          (a) if sent to any Underwriter, shall be mailed, delivered, or faxed and confirmed in writing, to such Underwriter c/o Bear, Stearns & Co. Inc., 383 Madison Avenue, New York, New York 10179, Attention: Mark Bernstein, with a copy to Gibson, Dunn & Crutcher LLP, 333 South Grand Avenue, Los Angeles, California 90071-3197, Attention: Karen E. Bertero, Esq.;

          (b) if sent to the Company, shall be mailed, delivered, or faxed and confirmed in writing to the Company and its counsel at the addresses set forth in the Registration Statement, Attention: Scott C. Peterson., with a copy to Pillsbury Winthrop LLP, 50 Fremont Street, Suite 1032, San Francisco, California 94105, Attention: Gregg Vignos, Esq.;

provided, however, that any notice to an Underwriter pursuant to Section 7 shall be delivered or sent by mail or facsimile transmission to such Underwriter at its address set forth in its acceptance facsimile to you, if any, which address will be supplied to any other party hereto by you upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

     13.     Governing Law and Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The Company irrevocably (a) submits to the jurisdiction of any court of the State of New York or the United State District Court for the Southern District of the State of New York for the purpose of any suit, action, or other proceeding arising out of this Agreement, or any of the agreements or transactions contemplated by this Agreement, the Registration Statement and the Prospectus (each, a “Proceeding”), (b) agrees that all claims in respect of any Proceeding may be heard and determined in any such court, (c) waives, to the fullest extent permitted by law, any immunity from jurisdiction of any such court or from any legal process therein, (d) agrees not to commence any Proceeding other than in such courts, and (e) waives, to the fullest extent permitted by law, any claim that such Proceeding is brought in an inconvenient forum. THE COMPANY (ON BEHALF OF ITSELF AND, TO THE FULLEST EXTENT PERMITTED BY LAW, ON BEHALF OF ITS RESPECTIVE EQUITY HOLDERS AND CREDITORS) HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE REGISTRATION STATEMENT AND THE PROSPECTUS:

     14.     Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Underwriters and the Company and the controlling persons, directors, officers, employees and agents referred to in Section 7 and 8, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and said controlling persons and their respective successors, officers, directors, heirs and legal representatives, and it is not for the benefit of any other person, firm or corporation. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of Notes from any of the Underwriters.

     15.     Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

     16.     Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

     17.     Time Is of the Essence. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

{signature page follows}

          If the foregoing correctly sets forth your understanding, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

Very truly yours,

LODGENET ENTERTAINMENT CORPORATION

By:	/s/ Scott C. Petersen

Name: Scott C. Petersen
Title: President and Chief Executive Officer

Accepted as of the date first above written

BEAR, STEARNS & CO. INC.
UBS SECURITIES LLC
CIBC WORLD MARKETS CORP.

By:	/s/ Cary H. Thompson

Name: Cary H. Thompson
Title: Senior Managing Director

On behalf of themselves and the other
Underwriters named in Schedule I hereto.

SCHEDULE I

		AGGREGATE
	AGGREGATE PRINCIPAL	PURCHASE PRICE OF
	AMOUNT OF NOTES TO	NOTES TO BE
NAME OF UNDERWRITER	BE PURCHASED	PURCHASED
Bear, Stearns & Co. Inc.	$150,000,000	$145,875,000
UBS Securities LLC	$40,000,000	$38,900,000
CIBC World Markets Corp.	$10,000,000	$9,725,000

Total	$200,000,000	$194,500,000

EXHIBIT A

Subsidiaries

LodgeNet Entertainment (Canada) Corporation
AmNet, Inc.
InnMedia LLC

ANNEX I

FORM OF OPINION OF COMPANY’S COUNSEL

     On the basis of the assumptions and subject to the qualifications and limitations set forth below, we are of the opinion that:

     1.     The Company has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization and has all the necessary corporate power and authority to own, lease and operate its property and to conduct its business as described or incorporated by reference in the Registration Statement and the Prospectus.

     2.     The Company has the corporate power, and has taken all necessary corporate action to duly authorize, execute and deliver, and to perform its obligations under and consummate the transactions contemplated by, this Agreement, the Indenture and the Notes.

     3.     The Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which could not reasonably be expected to (individually or when aggregated with other such instances) have a material adverse effect on (i) the business, assets, properties, financial condition or results of operations of the Company and its subsidiaries taken as a whole or (ii) the sale of the Notes as contemplated by the Registration Statement, the Prospectus and this Agreement.

     4.     This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms.

     5.     The Indenture has been duly authorized, executed and delivered by the Company and, assuming that it has been duly authorized, executed and delivered by the Trustee, the Indenture will constitute a valid and legally binding instrument of the Company, enforceable against the Company in accordance with its terms; and the Indenture has been duly qualified under the 1939 Act.

     6.     The Notes have been duly authorized and executed by the Company and, upon payment and delivery in accordance with the terms of this Agreement and the Indenture, will be entitled to the benefits of the Indenture and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

     7.     The Company is not now, nor will it be as a result of the sale of the Notes in the Offering, an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

     8.     The execution, delivery and performance by the Company of this Agreement, the Indenture and the Notes and the consummation of the transactions contemplated thereby do not and will not (a) result in any violation of the certificate of incorporation, by-laws or other governing instruments of the Company, (b) to our knowledge, conflict with any material order, judgment or decree applicable to the Company or by which any property or asset of the Company is bound, or (c) result in a breach of, or constitute an event of default (or an event which with notice or lapse of time or both would become an event of default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation or imposition of any lien or other encumbrance upon any property or assets of the Company under, any contract filed by the Company as an exhibit to its 2002 10-K or Q1 2003 10-Q pursuant to Item 601(b)(4) or (10) of Regulation S-K (collectively, such contracts are referred to as the “Material Contracts”).

     9.     No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental, or regulatory agency or body having jurisdiction over the Company or any of its properties or assets is required for the execution, delivery and performance of this Agreement, the Indenture and the Notes or the consummation of the transactions contemplated by this Agreement, the Indenture and the Notes, except those already obtained or made or those described in the Registration Statement or Prospectus and such consents, approvals, authorizations, orders, registrations, filings, or qualifications, licenses and permits as may be required under state securities or “blue sky” laws.

     10.     The Registration Statement, at the Effective Date, and the Prospectus, as of the date it was filed with the SEC pursuant to Rule 424(b) under the Securities Act (other than the financial statements and other financial or statistical data included or incorporated by reference therein, and the statement of eligibility and qualification of the Trustee filed on Form T-1 relating to the Registration Statement as to which we express no opinion), complied as to form in all material respects with the requirements of the Securities Act, the Exchange Act and the Rules and Regulations. Each of the documents filed under the Exchange Act and incorporated by reference in the Registration Statement and the Prospectus or any amendment thereof or supplement thereto prior to the date hereof (other than the financial statements and schedules and other financial data included or incorporated by reference therein, as to which we express no opinion, and in the case of the 2002 10-K, such document as amended by the Form 10-K/A filed on June 3, 2003) when they were filed with the Commission, appeared on its face to comply as to form in all material respects with the requirements of the Securities Act and the applicable instructions, rules and regulations thereunder; and the Registration Statement has become, and, as of the date hereof, is, effective under the Securities Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission and all filings required by Rule 424(b) and Rule 430A under the Securities Act have been made. We express no opinion with respect to the antifraud provisions of the Securities Act, the Exchange Act or the Trust Indenture Act, provided that this statement is not intended to limit or modify the advice specifically addressed in the paragraph following paragraph 13.

     11.     To our knowledge, no contract or agreement is required to be filed as an exhibit to the Registration Statement that is not so filed.

     12.     To our knowledge, no holder of any securities of the Company has the right to require registration of any security of the Company in connection with the filing of the

Registration Statement (other than the 2,930,001 shares of Common Stock of the Company registered for resale thereunder) or the issuance of the Notes.

     13.     The statements set forth in the Prospectus under the captions “Description of the Notes,” “Description of Debt Securities, “ “Description of Capital Stock” and “Description of Outstanding Indebtedness,” and Items 14 and 15 of Part II of the Registration Statement, insofar as they purport to constitute summaries of the documents and legal matters referred to therein, constitute accurate summaries in all material respects.

     We also advise you that during the course of the preparation of the Registration Statement and Prospectus, we participated in conferences and teleconferences with officers and representatives of the Company, representatives and counsel of the Underwriters and independent public accountants for the Company, during which the contents of the Registration Statement and Prospectus were discussed. We did not participate in the preparation of the documents incorporated by reference in the Registration Statement or the Prospectus or in the selection of information contained therein or omitted therefrom, although we have reviewed such documents in connection with the preparation of the Registration Statement and Prospectus. Although we have not undertaken to determine independently, nor do we pass upon or assume any responsibility, explicitly or implicitly, for the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement and Prospectus, on the basis of and subject to the foregoing, we advise you that no facts have come to our attention which have caused us to believe that either the Registration Statement, at the time it became effective (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b) or Rule 434, if applicable), or any amendment thereof made prior to the Closing Date, as of the date of such amendment, contained or incorporated by reference any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein not misleading (except as to (i) the regulatory matters covered in that certain opinion to the Underwriters by the Company’s regulatory counsel, Leonard, Street and Deinard Professional Association, dated as of the date hereof and (ii) the financial statements, including the notes thereto and related schedules, and the other financial, statistical and accounting data included or incorporated by reference therein or that should have been included or incorporated by reference therein, as to which in each case we are not called upon to and do not advise you), or the Prospectus (including the documents incorporated by reference therein), as of its date (or any amendment thereof or supplement thereto made prior to the Closing Date as of the date of such amendment or supplement) and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading (except as to (i) the regulatory matters covered in that certain opinion to the Underwriters by the Company’s regulatory counsel, Leonard, Street and Deinard Professional Association, dated as of the date hereof, and (ii) the financial statements, including the notes thereto and related schedules, and the other financial, statistical and accounting data included or incorporated by reference therein or that should have been included or incorporated by reference therein, as to which in each case we are not called upon to and do not advise you).

ANNEX II

FORM OF OPINION OF SPECIAL REGULATORY COUNSEL TO THE COMPANY

     (i)  Insofar as the statements in the Prospectus under the captions “Risk Factors—Federal, state, local and foreign legislation and regulation may negatively impact our business and growth, “Business—Regulation” in the Prospectus and in the Registration Statement include descriptions of requirements that are or may be imposed on the Company under certain provisions of statutes, rules, regulations or statements of law, they constitute fair descriptions of those requirements.

     (ii)  No consent or approval of, or notice to or filing with, the United States Federal Communications Commission under any provision of the Applicable Laws is required by the Company in connection with the execution and delivery of the Indenture or the issuance of the Notes pursuant to the Indenture, or the offer and sale of the Notes pursuant to this Agreement.

ANNEX III

FORM OF OPINION OF GENERAL COUNSEL OF THE COMPANY

     (i)  The Company has an authorized capitalization as set forth in the Registration Statement and the Prospectus. All of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are not now in violation of or subject to any preemptive or, to the best of such counsel’s knowledge, similar rights that entitle or will entitle any person to acquire any Shares from the Company upon issuance or sale thereof. All of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and (except for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

     (ii)  To the best of the General Counsel’s knowledge, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the best of such General Counsel’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened or contemplated by others.

     (iii)  Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws and, to the best of the General Counsel’s knowledge after due inquiry, neither the Company nor any of its subsidiaries is in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound.

     (iv)  Neither the Company nor any of its subsidiaries has violated any environmental law, any provisions of the Employee Retirement Income Security Act of 1974, as amended, or any provisions of the Foreign Corrupt Practices Act, or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, would not have a Material Adverse Effect.

     (v)  Each of the Company and its subsidiaries has such authorizations of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including, without limitation, under any applicable environmental laws, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such authorization or to make any such filing or notice would not, singly or in the aggregate, have a Material Adverse Effect; each such authorization is valid and in full force and effect and each of the Company and its subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such authorization; and such authorizations contain no restrictions that are burdensome to the Company or any of its subsidiaries; except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a Material Adverse Effect.

ANNEX IV

FORM OF OPINION OF CANADIAN LOCAL COUNSEL OF THE COMPANY

     (i)     LodgeNet Entertainment (Canada) Corporation (“LodgeNet Canada”) has been duly organized and is validly existing and in good standing under the laws of the Province of Ontario, its jurisdiction of organization and has all the necessary corporate power and authority to own, lease and operate its property and to conduct its business as described or incorporated by reference in the Registration Statement. LodgeNet Canada is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which could not reasonably be expected to (individually or when aggregated with other such instances) have a material adverse effect on (i) the business, assets, properties, financial condition or results of operations of the Company and its subsidiaries taken as a whole or (ii) the sale of the Notes as contemplated by the Registration Statement and the Prospectus or the consummation of any of the other transactions contemplated by the Underwriting Agreement.

     (ii)     The execution, delivery and performance by the Company of the Underwriting Agreement, the Indenture and the Notes and the consummation of the transactions contemplated thereby do not and will not result in any violation of the articles of incorporation, bylaws or other governing instruments of LodgeNet Canada, or to our knowledge, conflict with any material order, judgment or decree applicable to LodgeNet Canada.